Exhibit 99.1

Charah Solutions, Inc. Completes Refinancing of Term Loan and Revolving Credit Facility

Improved Pricing Expected to Reduce Interest Expense Approximately $8 Million in 2019

Amortization to Result in Additional Delevering in 2019 and Beyond

Upsizing of Revolver Increases Liquidity by $5 Million

Louisville, KY – September 24, 2018 – Charah Solutions, Inc. (NYSE: CHRA), a leading provider of mission-critical environmental and maintenance services to the power generation industry, announced today that it entered into a new $280 million senior credit facility, which includes a refinancing of its $205 million term loan, an upsizing of its revolving credit facility from $45 million to $50 million and a $25 million delay draw term loan that can be exercised at the company’s discretion. The improved terms reflect, among other things, the company’s reduced leverage following its IPO in June 2018, its financial performance and current market conditions.

“We are pleased to complete this refinancing on terms that will provide Charah with greater financial flexibility and better position the company for long-term success,” said Bruce Kramer, Chief Financial Officer and Treasurer of Charah. “This transaction reduces our annual interest expense, results in additional delevering over time and provides us modest additional liquidity. We remain committed to prudently managing our balance sheet and enhancing value for our shareholders through our disciplined capital allocation strategy.”

The new credit facility matures on September 21, 2023 and replaces the company’s prior revolving credit facility and term loan agreement, both entered into in October 2017. The term loan will initially bear interest at a rate of LIBOR plus 2.50%, which represents a 375 basis point reduction from the previous rate of LIBOR plus 6.25%.

Total debt service associated with the new term loan is not expected to be materially different from the previous term loan. Interest expense is expected to be approximately $8 million lower in 2019, which will benefit the company’s earnings. The amortization schedule of the new term loan will result in additional delevering (the amortization requirement of the previous term loan was prepaid through June 2020 with proceeds of the IPO).

The new credit facility contains certain covenants and conditions customary for agreements of this type and will be filed with the U.S. Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K.

Bank of America Merrill Lynch and Regions Capital Markets served as joint lead arrangers and joint bookrunners on the transaction.

ABOUT CHARAH SOLUTIONS

With 30 years of experience, Charah Solutions, Inc. is a leading provider of environmental and maintenance services to the power generation industry, with operations in coal-fired and nuclear power generation sites across the country. Based in Louisville, Kentucky, Charah assists utilities with all aspects of managing and recycling ash byproducts generated from the combustion of coal in the production of electricity as well as routine power plant maintenance and outage services for coal and nuclear energy providers. The Company also designs and implements solutions for ash pond management and closure, landfill construction, fly ash and slag sales, and structural fill projects. Charah is the partner of choice for solving customers’ most complex environmental challenges, and as an industry leader in quality, safety, and compliance, the Company is committed to reducing greenhouse gas emissions for a cleaner energy future. For more information, please visit www.charah.com.

FORWARD LOOKING STATEMENTS

Certain statements contained in this news release are “forward-looking statements” that involve risks and uncertainties. The words “believe,” “expect,” “project,” “will,” “should,” “could” and similar expressions are intended to identify those forward-looking statements. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Factors that might cause the Company’s actual results to differ materially from those anticipated in forward-looking statements are discussed in the Company’s regulatory filings with the U.S. Securities and Exchange Commission. The forward-looking statements contained in this news release speak only as of this date, and the Company does not assume any obligation to update them.

Investor Contact

Charles W. Price

Charah Solutions, Inc.

(502) 245-1353

Media Contact

Ed Trissel / Kate Clark / Tim Ragones

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449